Exhibit 99.2


                                                       WORLD HEADQUARTERS

                                                       6718 W. Plank Rd.
                                                       Peoria, IL 61604 USA
                                                       Ph: 309-697-4400
                                                       FAX: 309-697-5612
[ROHN LOGO}


FOR FURTHER INFORMATION:
Jeff Jablonski
Treasurer
(309) 633-5606
jeff.jablonski@rohnnet.com


                 ROHN INTENDS TO TAKE ACTIONS NECESSARY TO
                 -----------------------------------------
                          MAINTAIN NASDAQ LISTING
                          -----------------------

                ANNOUNCEMENT MADE IN RESPONSE TO NOTICE FROM
                        NASDAQ OF POSSIBLE DELISTING


June 20, 2002, Peoria, IL -- ROHN Industries, Inc. (Nasdaq: ROHN), a global provider of infrastructure equipment for the telecommunications industry, announced today that it intends to take the actions necessary to maintain the Company's listing on the Nasdaq National Market. The Company stated that it has received a letter dated June 13, 2002, from The Nasdaq National Market, Inc. ("Nasdaq") advising the Company that for the last 30 consecutive trading days, the price of the Company's common stock has closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq National Market. The Company has until September 11, 2002 to regain compliance. Nasdaq notified the Company that if the bid price of the Company's common stock does not close at $1.00 per share or more for a minimum of 10 consecutive trading days before September 11, 2002, Nasdaq will provide the Company with written notification that the Company's securities will be delisted from the Nasdaq National Market. If that were to occur, the Company may at that time appeal the delisting to a Nasdaq Listing Qualifications Panel.

The Company indicated that one of the actions it is considering to regain compliance with the requirements for continued listing on the Nasdaq National Market is seeking shareholder approval to implement a reverse stock split to increase the Company's share price above $1.00 per share. If the Company determines to proceed with a reverse stock split, it will determine the exact terms and timing of the reverse stock split and announce that information once it is finalized.

ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industries. Its products are used in cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The company's products include towers, equipment enclosures, cabinets, poles and antennae mounts, as well as design and construction services. ROHN has manufacturing locations in Peoria, Ill.; Frankfort, Ind.; and Bessemer, Ala.

Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; our failure to enter into an amendment to our credit agreement to cure or waive existing defaults thereunder; our delisting from the Nasdaq National Market; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.